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Exhibit 23 (a-9)

                        AMENDMENT TO DECLARATION OF TRUST
                                       OF
                              PACIFIC CAPITAL FUNDS

          The undersigned, Secretary of Pacific Capital Funds (the "Trust"), a trust with transferable shares of the type commonly called a Massachusetts business trust, DOES HEREBY CERTIFY, pursuant to the authority conferred on the Secretary of the Trust by Section 9.3(c) of the Declaration of Trust of the Trust dated as of October 30, 1992, as amended to date (the "Declaration of Trust"), that the following amendment was duly adopted by the affirmative vote of a majority of the Trustees at a regular meeting held on September 28, 2006, pursuant to the resolution attached as Exhibit A hereto:

     1. Page 18 to the Declaration of Trust is hereby amended to delete the name "Ultra Short Bond Fund" therefrom and to substitute therefor the name "Ultra Short Government Fund", effective June 9, 2000.

          IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Declaration of Trust this 28th day of September, 2006.


                                        /s/ Kinga Kapuscinski
                                        ----------------------------------------
                                        Name: Kinga Kapuscinski
                                        Title: Secretary
                                        Address: 100 Summer St.
                                                 15th Floor
                                                 Boston, MA 02110

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                                 ACKNOWLEDGEMENT

STATE OF MASSACHUSETTS ).
                   ss: ).
COUNTY OF SUFFOLK      ).

     On this 20th day of October, 2006, before me, the undersigned notary public in and for said State, duly commissioned and sworn, personally appeared Kinga Kapuscinski, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is signed on the preceding document, and acknowledged to me that he signed it voluntarily for its stated purpose.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal on the date in this certificate first above written.


                                        /s/ Rebecca D. Gilding
                                        ----------------------------------------
                                        Notary Public

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                                                                       Exhibit A

                              PACIFIC CAPITAL FUNDS

                       RESOLUTION OF THE BOARD OF TRUSTEES
                 AT A REGULAR MEETING HELD ON SEPTEMBER 28, 2006

          RESOLVED, that the change of the name of the Ultra Short Bond Fund to the Ultra Short Government Fund, effective June 9, 2000, be, and it hereby is, authorized, ratified and approved.